Registration No. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                BIORELEASE CORP.
             (Exact name of registrant as specified in its charter)

           Delaware                                      88-0218411
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)

       CONSULTANT STOCK OPTIONS DATED JANUARY 25, 1996 AND APRIL 1, 1996,
                      MCGUIRE TAX CONSULTING AGREEMENT AND
     JOHN B. LOWY, ESQ. AND RICHARD FEINER, ESQ. LEGAL CONSULTING AGREEMENT
                              (Full Title of Plan)

        RICHARD SCHUBERT, 10 CHESTNUT DRIVE, UNIT D, BEDFORD, N.H. 03110
                     (Name and Address of Agent for Service)

                                 (603) 471-1255
          (Telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed                 Proposed
                                                       Maximum                  Maximum
Title of                                               Offering                 Aggregate                Amount of
Securities                        Amount to be         Price Per                Offering                 Registration
to be Registered                  Registered(1)        Share                    Price                    Fee (1)
----------------------------------------------------------------------------------------------------------------
Common Stock                       250,000               $0.09                 $ 22,500                   $100   (min)
Common Stock (2)                   175,000               $0.09                 $ 15,750
Common Stock (2)                   167,500               $0.06                 $ 10,050
Common Stock (2)                   250,000               $0.18                 $ 45,000


(1) The amount being registered represents an aggregate of 842,500 Shares of Common Stock, 592,500 of which are issuable upon exercise of a like number of options, which options were issued pursuant to the respective Plans. Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminant amount of shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2)  Issuable upon exercise of options.

  PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan(s) Information

     The information required by Part I is included in documents sent or given to participants in the Consultant Stock Options dated January 25, 1996 and April 1, 1996, the McGuire Tax Consulting Agreement and the John B. Lowy, Esq. and Richard Feiner, Esq. Legal Consulting Agreement pursuant to Rule 428 (b) (1).

   PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference


     The Registrant is subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports with the Securities and Exchange Commission (the "Commission"). The documents listed below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

(a) The Registrant's annual report of Form 10-KSB for the fiscal year ended June 30, 1996; and

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 1996; and

(c) The description of the Common Stock which is contained in the registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.


Item 4. Description of Securities

     Not applicable.


Item 5. Interests of Named Experts and Counsel

     The validity of the authorization and issuance of the Common Stock will be passed upon by John B. Lowy, P.C., Suite 403, 645 Fifth Avenue, New York, New York 10022.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or preceding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent or another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under a corporation's by-laws, an agreement, vote or otherwise.

   Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a the director derived an improper personal benefit.

   Article EIGHTH of the Registrant's Certificate of Incorporation, as amended, sets forth the extent to which directors and officers of the Registrant may be indemnified against liabilities which they incur in their capacities as directors of officers of the Registrant. Article EIGHTH also provides that director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent such limitation is permitted by the Delaware General Corporation Law.

Article V of the Company's By-Laws provides as follows:

The corporation shall indemnify any and all of its Directors or Officers or former Directors or Officers or any person who may have served at its request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Directors or Officers or a Director or Officer of the corporation, or of such other corporation, except, in relation to matters as to which any such

Director or Officer or former Director or Officer or person shall be adjudged in such action, suits or proceedings to be liable for negligence or misconduct, in the performance of duty. Such indemnification shall not be deemed exclusive or any others' rights to which those indemnified may be entitled, under By-Law, agreement, vote of stockholders or otherwise.

Item 7. Exemption from Registration Claimed

     Not  Applicable.

Item 8. Exhibits

4.1  Certificate of Incorporation of the Registrant(1)

4.2 Amendment to Certificate of Incorporation of the Registrant changing the name of the Corporation to Biorelease Corp.(1)

4.3  By-Laws, as amended, of the Registrant(1)

4.4 Minutes dated January 25, 1996 and April 1, 1996 awarding consultants non-statutory options.

4.5  John B. Lowy, Esq. and Richard Feiner, Esq., Legal Consulting Agreement.

4.6  McGuire Tax Consulting Agreement.

4.7  Opinion of John B. Lowy, P.C. with consent.

4.8  Consent of Berry,  Dunn,  McNeil & Parker  (formerly  Smith,  Batchelder  &
     Rugg), independent accountants.

-----------
(1) Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, as amended, File No. 33-43976 which was originally filed with the Commission November 14, 1991.


Item 9. Undertakings

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration
     Statement or any material change to such information in the Registration Statement.

2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Salem, New Hampshire, on the date set forth below.

                                                    BIORELEASE CORP.
Dated: October 17, 1996                       By:   /s/ Richard Schubert
                                                    ---------------------
                                                    Richard Schubert, Chairman

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


SIGNATURES                                    TITLE                                       DATE


/s/ Richard Schubert         Chairman, Principal Executive Officer,               October 17, 1996
----------------------       Principal Financial and Accounting
Richard Schubert             Officer and Director



----------------------       Director                                             October __, 1996
Paul Calvin Maybury



/s/ Richard Whitney         Director                                              October  10, 1996
----------------------
Richard Whitney

EXHIBIT 4.4

                         UNANIMOUS CONSENT OF DIRECTORS

                     IN LIEU OF MEETING OF BIORELEASE CORP.


     The undersigned, constituting all of the members of the Board of Directors of Biorelease Corp., a Delaware corporation do hereby consent to the following action effective as of January 25, 1996:

     The "Ad hoc" compensation committee (Directors Reeves and Whitney) having met by teleconference on January 22 and January 23, 1996 and upon recommendation therefrom the Board of Directors of biorelease Corp. hereby unanimously approves the issue of non-statutory options to acquire up to 691,700 share of common stock in the Corporation under the following terms and conditions at an exercise price of $.06 per share. a premium of 50% above the closing price both on January 23 and the effective date hereof

          To R. Bruce Reeves an option to acquire up to 416,700 fully vested shares in exchange for his agreement not to draw down $25,000 due this date in compensation before June 30, 1996 in order to help alleviate critical cash flow requirement of the Corporation, it being noted if to acquire the Company's stock on the open market at a lower price, it being further noted that the Board has determined no new options relating to salary accrual and deferment thereof will be issued for a period through at least December 31, 1998. The ad hoc committee is admonished to find alternate, non dilutive methods to cover executive compensation during low cash flow periods

          To Joseph Mo an option to acquire up to 75,000 shares, 37,500 of which are fully vested for past and present consulting in the area of financing, acquisition and pharmaceutical development, 37,500 of which shall vest upon completion of an acquisition or merger with Conrex Pharmaceutical prior to calendar year end 1996

          To Paul Leibowitz an option to acquire up to 200,000 shares, 60,000 vested which shall replace 60,000 existing vested options earlier issued to Dr. Leibowitz which earlier options shall be cancelled, for additional past and present consulting in the area of financing, acquisition and scientific advisory activities and 70,000 shares contingent on acquiring technology or completing an acquisition or merger other than Conrex Pharmaceutical on or before calendar year end 1996 for which Leibowitz is engaged in review and assessment of such technology

     All options, upon vesting shall be exercisable anytime on or before December 31, 1999 after which all rights thereunder shall expire unless extended by the Board of Directors. All underlying shares shall be registered on Form S8 at the earliest practical date.

     The Board further consents to the issue of 17,771 restricted shares to creditors in the following amounts and hereby ratifies the settlements related thereto

          Clonetech Laboratories, Inc.                 ( 280 sh)
          Ferdinando Insurance, Inc.                   (2471 sh)
          Reed Elsevier Assoc. Inc.                    (4080 sh)
          Medical Economics Publishing, Inc.           (2189 sh)
          Gen Publishing Inc.                          (8751 sh)





Unanimously agreed to as of the effective date stated above.




                                               /s/ R. Bruce Reeves
                                               -------------------------
                                               R. Bruce Reeves, Director


                                               /s/ P. Cal Maybury
                                               -------------------------
                                               P. Cal Maybury, Director


                                               /s/ Richard F. Schubert
                                               -------------------------
                                               Richard F. Schubert, Director


                                               /s/ Richard Whitney
                                               -------------------------
                                               Richard Whitney, Director

                         UNANIMOUS CONSENT OF DIRECTORS

                     IN LIEU OF MEETING OF BIORELEASE CORP.


     The undersigned, constituting all of the members of the Board of Directors of Biorelease Corp., a Delaware corporation, do hereby consent to the following action effective as of April 1, 1996:

Due to severe lack of liquidity, the Corporation has been unable to pay the President/CEO on a current basis and due to the continuing uncertainty of providing health insurance as required under existing agreements between the corporation and the President/CEO, the Board of Directors of Biorelease Corp. hereby unanimously

     VOTES to approve the transfer to R T Robertson Consultants, Inc., a Reeves family controlled entity (ROBERTSON), all Reeves contract rights, unissued options and net accounts receivable which amount to $83,379.14 at 3/31/96 inclusive of applicable payroll tax. The corporation shall engage ROBERTSON as its exclusive consultant to provide executive oversight for the Corporation. Reeves shall become a full time employee of ROBERTSON and will continue to serve as President/CEO of the Corporation. All compensation and health benefits comparable to those previously provided by the Corporation, shall be provided to Reeves by ROBERTSON and reimbursed on a timely fashion by the Corporation to ROBERTSON. Any and all options not vested at March 31, 1996 shall vest under their terms except for requirements to continue as an employee which shall be deemed met by the undertaking hereunder to allow Reeves to serve as President/CEO while employed by ROBERTSON. As is the case with the former agreement between the Corporation and Reeves, ROBERTSON can be terminated with six months notice accompanied by the compensation for the notice period. As stated above, all options and underlying shares shall be issued in the name of ROBERTSON or its successor or assigns.

Paul Liebowitz, a consultant to the Corporation and scientific advisor, has agreed to spend substantial time over the following three months to assist the President/CEO in establishing strategic partnerships and corporate relationships and investment banking relationships, such consulting shall not include the sale of the Company's securities. Because Dr. Leibowitz will be working on behalf of the Corporation without salary or cash compensation, the Board of Directors hereby VOTES to issue to Paul Leibowitz and additional non-statutory option (separate from the option for up to 200,000 shares granted on January 25, 1996) to acquire up to 350,000 shares of common stock in the Corporation under the following terms and conditions

          100,000 underlying shares shall vest ratably over the next three months at an exercise price of $.09, the closing price on March 29, 1996

          The remaining 250,000 shall vest in the following manner

               150,000 shall vest with the completion of a patent review and resubmission as deemed necessary of the Subsidiary's NO/CO intellectual property position relating to its blood substitute stabilization technologies.

               The additional 100,000 option shares shall vest if and when an agreement is reached with the Leibowitz managing group (Leibowitz, Strange and Fleming) relating to a reverse merger with the Company and the initiation of a merger and acquisition activity within Biorelease.

          The exercise price of these additional 250,000 shares shall be $0.18 per share, twice the closing price on March 29, 1996.

          Subject to opinion of counsel John Lowy, all 350,000 underlying Leibowitz shares shall be registered on Form S-8 at the earliest practical date and shall expire if not exercised on or before 12/31/04.

Unanimously agreed to as of the effective date stated above.

                                               /s/ R. Bruce Reeves
                                               -------------------------
                                               R. Bruce Reeves, Director

                                               /s/ P. Cal Maybury
                                               -------------------------
                                               P. Cal Maybury, Director

                                               /s/ Richard F. Schubert
                                               -------------------------
                                               Richard F. Schubert, Director

                                               /s/ Richard Whitney
                                               -------------------------
                                               Richard Whitney, Director

EXHIBIT 4.5

                           LEGAL CONSULTING AGREEMENT

     This Agreement is made and entered into as of the 1st day of October, 1996 by and between JOHN B. LOWY, ESQ. ("JBL") and RICHARD FEINER, ESQ. ("RF"), both with principal offices at 645 Fifth Avenue, New York, NY 10022, and BIORELEASE CORP., a Delaware corporation (the "Company") with its principal office at 10 Chestnut Drive, Unit D, Bedford, NH 03110.

     WHEREAS, JBL and RF rendered legal consulting services to the Company from July 1, 1995 through September 30, 1996; and

     WHEREAS, the parties hereto desire to memorialize JBL's and RF's services and compensate JBL and RF therefor;

     NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Purpose: The Company hereby recognizes and agrees that JBL and RF have rendered legal consulting advice to the Company specifically relating to transactions, not of a capital raising nature ("Legal Consulting Services").

     2. Compensation: In consideration for the Legal Consulting Services rendered by JBL and RF to the Company valued at $21,875 as recognized in this Agreement, the Company hereby agrees to issue to JBL and RF, respectively, 122,500 and 52,500 shares of the Company's Common Stock (the "Shares"). JBL and RF hereby acknowledge that the aforementioned 175,000 Shares are in full payment for the $21,875 due them. JBL and RF further acknowledge receipt of an aggregate of 160,000 of these shares.

     3. Registration: The Company hereby agrees to immediately register the Shares pursuant to a Registration Statement on Form S-8.

     4. JBL and RF are Independent Contractors: JBL and RF have performed the Legal Consulting Services described herein as independent contractors and not as an employees of the Company or an affiliates thereof.

     5. Miscellaneous:

                    (a) This Agreement between the Company and JBL and RF constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreement and understandings, whether oral or written, between the parties with respect to the matters set for herein.

                    (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth above, or to such other address as either party may notify the other in writing.


                    (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

                    (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

                    (e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

                    (f) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objections they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 8(b) hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



                                 /s/John B. Lowy
                                 -------------------------
                                 JOHN B. LOWY, ESQ.



                                /s/Richard Feiner
                                -------------------------
                                RICHARD FEINER, ESQ.


                                BIORELEASE CORP.



                  By:           /s/Richard Schubert
                                -------------------------
                                Richard Schubert, Chairman

EXHIBIT 4.6

                          McGuire's Tax & Finance, Inc.
                                148 Robinson Road
                                Hudson, NH 03051
                               Ph. (603) 882-3139
                             Fax/Data (603) 882-7053

BY FAX

August 28, 1996

R. Bruce Reeves, President/CEO
Biorelease Corp.
10 Chestnut Drive Unit D
Bedford, NH 03110

Dear Bruce;

     This letter represents confirmation of our meeting relative to services and compensation for the Company's accounting and tax requirements for fiscal year ended June 30, 1996.

     Our firm, specifically Vivian and Kevin McGuire, have maintained the integrity of the accounting records, prepared quarterly and annual financial statements for management and assisted in the preparation of quarterly and annual SEC filing reports for the Company, its directors and officers as required. Such records and filings have been presented in an auditable form and are in conformity with generally accepted accounting principles and Security and Exchange Commissions rules and regulations. Additionally, our firm will prepare such income tax filings for 1994 and 1995 that will maintain compliance with applicable federal and state requirements.

     In consideration and full payment of our services, McGuire's Tax and Finance, Inc. will accept the following:

     1. 75,000 shares of Biorelease Corp common stock, par $.01 valued at $.09 per share.

     2. 75,000 fully vested options valued at $.09 per share, the closing price on August 28, 1996.

     3. Any additional fees for services, in excess of the value of the above referenced shares and options, will billed separately at the going rate for such services.

     Such shares and options are to be issued in the name of Vivian L. McGuire Kevin T. McGuire, JTWROS (Tax ID ###-##-####) and registered with the Securities and Exchange Commission upon the completion of the Company's annual audit and filing of it's annual report to the Securities and Exchange Commission on Form

10-KSB due September 30, 1996. Upon receipt of said shares, all outstanding income tax returns will be presented for filing. As always, all ongoing accounting services related to the year ended June 30, 1996 will continue un-interrupted.

     If such concurs with your understanding, please return a signed copy of this letter to our office representing your acceptance of these terms and instruct the Company's SEC counsel, John B. Lowy, P. C. to make the appropriate inclusion in a registration statement on Form S-8 to be filed concurrent with the Company's annual report.

     We thank you for consideration of our firm to perform said services.



Respectfully,

/s/ V. L. McGuire
-----------------
V. L. McGuire,
President


By the below signature of a duly authorized director or officer of Biorelease Corp, the Company accepts the terms of this agreement.


/s/ R. Bruce Reeves
-------------------
R. Bruce Reeves, President/CEO  08-28-96

EXHIBIT 4.7

                       [LETTERHEAD OF JOHN B. LOWY, P.C.]



                                October 17, 1996


Biorelease Corp.
10 Chestnut Drive
Unit D
Bedford, New Hampshire 03110.

Gentlemen:

     We have reviewed a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to 842,500 shares of common stock, $.01 par value per share (the "Shares") of Biorelease Corp. (the "Company"), 592,500 shares of which are issuable upon exercise of 592,500 options, which shares and options have been issued pursuant to the Company's consulting agreements and plans described in the minutes filed as exhibits to the Registration Statement (collectively, the "Agreement").

     We have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company and all amendments therefor, the Registration Statement and originals, or copies certified to our satisfaction, of such records of meetings written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, documents and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance under the Agreement and the Shares, when issued against payment therefor in accordance with the terms of the Agreement and the options, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                              Very truly yours,

JBL:ah                                        John B. Lowy, P.C.

EXHIBIT 4.8

                  (LETTERHEAD OF BERRY, DUNN, McNEIL & PARKER)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
BioRelease Corp.

We consent to incorporation by reference in Form S-8 of BioRelease Corp. and Subsidiary of our report dated September 13, 1996, except for Note 12, as to which the date is October 8, 1996, relating to the consolidated balance sheet of BioRelease Corp. and Subsidiary as of June 30, 1996, and the related consolidated statements of operations, shareholder's equity (deficit) and cash flows for the year ended June 30, 1996, which report is included in the June 30, 1996, annual report on Form 10-KSB.

/s/ Berry, Dunn, McNeil & Parker
--------------------------------
Berry, Dunn, McNeil & Parker

Manchester, New Hampshire
October 30, 1996